                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-12

                                 HYDRIL COMPANY
                                 --------------
                (Name of Registrant as Specified In Its Charter)
                                 --------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transactions:
     (5)  Total fee paid.

______
[ ]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                                                                        [LOGO]
                                                                       HYDRIL(R)

                                 HYDRIL COMPANY
                       3300 North Sam Houston Parkway East
                            Houston, Texas 77032-3411

                                                                  April 24, 2003

Dear Stockholder:

     On behalf of your board of directors and management, you are cordially invited to attend the annual meeting of stockholders to be held at The Omni Houston Hotel, Four Riverway, Houston, Texas 77056, on May 20, 2003 at 9:30 a.m.

     It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the accompanying envelope prior to the annual meeting. The proxy is revocable and will not be used if you are present at the meeting and prefer to vote your shares in person.

     You will find information regarding the matters to be voted on at the meeting in the following pages. Our 2002 Annual Report to Stockholders is also enclosed with these materials.

     Your interest in Hydril is appreciated, and we look forward to seeing you on May 20, 2003.

                                Sincerely,

                                /s/ Christopher T. Seaver
                                -------------------------------------
                                Christopher T. Seaver
                                President, Chief Executive Officer and Director

                                                                         [LOGO]
                                                                       HYDRIL(R)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To be Held May 20, 2003

To the Stockholders of Hydril Company:

     The annual meeting of stockholders of Hydril Company will be held at The Omni Houston Hotel, Four Riverway, Houston, Texas 77056, on May 20, 2003 at 9:30 a.m. The purpose of the meeting is to vote on the following proposals described in the accompanying proxy statement, and any other business that may properly be presented at the meeting or any reconvened meeting after any adjournment of the meeting:

               1)   Election of three directors to serve for a three-year term.

               2) Ratification of the appointment of Deloitte & Touche LLP as Hydril's independent public accountants for 2003.

     Only stockholders of record at the close of business on April 4, 2003 may vote at the meeting.

     You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, please vote by signing, dating and returning the accompanying proxy as soon as possible.

                                By Order of the Board of Directors

                                /s/ Chris D. North
                                ----------------------------------
                                Chris D. North
                                Secretary

April 24, 2003
3300 North Sam Houston Parkway East
Houston, Texas 77032-3411

                                 HYDRIL COMPANY

                       3300 North Sam Houston Parkway East

                            Houston, Texas 77032-3411

                        ________________________________

                                 PROXY STATEMENT

                        ________________________________

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
INTRODUCTION..............................................................................    1
VOTING PROCEDURES.........................................................................    1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............................    3
ELECTION OF DIRECTORS.....................................................................    6
AUDIT COMMITTEE REPORT....................................................................    9
COMPENSATION OF EXECUTIVE OFFICERS........................................................   10
EQUITY COMPENSATION PLAN INFORMATION......................................................   14
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................................   14
COMPENSATION COMMITTEE REPORT.............................................................   15
STOCK PERFORMANCE GRAPH...................................................................   18
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS................................   19
INDEPENDENT PUBLIC ACCOUNTANTS............................................................   19
ADDITIONAL INFORMATION....................................................................   19

                                  INTRODUCTION

         The Board of Directors of Hydril Company is soliciting proxies to be used at the 2003 annual meeting of stockholders. We expect to mail this proxy statement and the accompanying proxy to stockholders beginning on or about April 24, 2003. The mailing address of Hydril's principal executive offices is 3300 North Sam Houston Parkway East, Houston, Texas 77032-3411. For a period of ten days prior to the annual meeting, a complete list of stockholders of record entitled to vote at the annual meeting will be available at Hydril's executive offices for inspection by stockholders during ordinary business hours for proper purposes.

                                VOTING PROCEDURES

Who May Vote

         Holders of record of common stock and class B common stock at the close of business on April 4, 2003 will be entitled to vote their shares at the annual meeting. As of the record date, Hydril Company had 15,433,016 shares of common stock and 7,192,427 shares of class B common stock outstanding. Each share of common stock is entitled to one vote. Each share of class B common stock is entitled to ten votes. The holders of common stock and class B common stock will vote together as a single class on all matters to be considered at the annual meeting, and their votes will be counted and totaled together.

How to Vote

         If you are a stockholder of record, you may vote:

               1.   By attending the meeting; or

               2. By signing, dating and returning your proxy in the envelope provided.

If you hold your shares through a bank or broker and wish to attend the annual meeting and vote your shares in person, you must indicate on the voting instruction form provided by your bank or broker your desire to do so and your bank or broker will send you a proxy.

         If you return your signed proxy prior to the annual meeting, your shares will be voted as you direct. You can specify whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from each of the other proposals. If you return your signed proxy card and do not specify how you want to vote your shares, your shares will be voted for each of the proposals set forth in this proxy statement. If any other items of business properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

Proxies Can Be Revoked

         You can revoke your proxy at any time before its exercise in any of the following ways:

               1. By submitting written notice of revocation to the Secretary of Hydril;

               2. By submitting another proxy that is properly signed and later dated; or

               3.   By voting in person at the annual meeting.

Required Votes

         The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum. Abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on that proposal) are counted as present in determining whether the quorum requirement is satisfied.

         The directors will be elected by a plurality of the votes cast in person or by proxy.

         Ratification of the appointment of the independent accountants will require the affirmative vote of holders of a majority of the votes cast in person or by proxy on the matter. Although broker non-votes and abstentions are considered present for quorum purposes, they are not considered as votes cast. Accordingly, neither broker non-votes nor abstentions will affect the outcome of the voting for this matter.

         Should any other business come before the meeting, the approval of the holders of a majority of the votes present or represented by proxy at the meeting (as counted for purposes of determining a quorum at the meeting) is required.

Expenses of Solicitation

         The cost of soliciting proxies will be paid by Hydril. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of Hydril without additional compensation, by personal interview, telephone, telegram, or other means of electronic communication. Hydril will also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by such entities, and Hydril will, upon the request of such record holders, reimburse reasonable forwarding expenses.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth the number of shares of common stock and class B common stock beneficially owned by:

          .    each person or entity known to Hydril to be a beneficial owner of
               5% or more of either class of Hydril's voting securities or having beneficial ownership of voting stock holding 5% or more of the voting power;
          .    each of Hydril's directors or nominees for director;
          .    Hydril's chief executive officer and each of its other named executive officers; and
          .    all of Hydril's executive officers and directors as a group.

          Also set forth below is the percentage such shares represent, of the 22,625,443 total shares of common stock and class B common stock outstanding on the record date, and the percentage such shares represent of the combined voting power, based on each holder of class B common stock being entitled to ten votes per share and each holder of common stock being entitled to one vote per share. The class B common stock converts into common stock on a one for one basis at the option of the holder. Information regarding the shares beneficially owned is as of the record date, except with respect to 5% stockholders, which is based on filings made with the Securities and Exchange Commission. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares that the holder may acquire within 60 days upon exercise of stock options. As described in the footnotes, voting and/or investment power with respect to shares held by various trusts is shared by some of the named stockholders, and thus those shares are shown as beneficially owned by more than one person.

                                                           Class B                     Combined          Combined
                                                           Common         Common      Outstanding         Voting
                                                           Stock #        Stock #      Shares %           Power %
                                                          ---------      --------     -----------        --------
5% Stockholders:
Richard C. Seaver/(1)/................................... 3,715,574            ---       16.4%             42.5%
The Seaver Institute and the Trust under Paragraph
   VIII of the Will of Frank R. Seaver, Deceased/(2)/.... 2,436,856            ---       10.8              27.9
Myron E. Harpole/(3)/.................................... 2,136,489         19,000        9.5              24.5
T. Rowe Price Associates, Inc./(4)/......................       ---      2,083,800        9.2               2.4
Capital Group International, Inc. and
   Capital Guardian Trust/(5)/...........................       ---      1,805,810        8.0               2.1
Blanche Ebert Seaver Endowment for
   Frank R. Seaver College/(6)/.......................... 1,466,424            ---        6.5              16.8
Northern Trust Bank of California, N.A./(7)/............. 1,466,424            ---        6.5              16.8
Bank of America, N.A./(8)/...............................   591,650            ---        2.6               6.8
R. Carlton Seaver/(9)/...................................   556,250            ---        2.5               6.4
Trust under Paragraph V of the Will of
   Frank R. Seaver, Deceased/(10)/.......................   473,750            ---        2.1               5.4

Other Directors and Executive Officers:/(11)/
Richard A. Archer........................................     6,000          6,583        *                 *
Jerry S. Cox.............................................       ---         10,583        *                 *
Gordon B. Crary, Jr......................................    18,000          5,583        *                 *
Roger Goodan.............................................       ---          3,980        *                 *
Gordon T. Hall...........................................       ---            980        *                 *
Charles E. Jones.........................................    55,000         20,952        *                 *
Michael C. Kearney.......................................    10,000         33,073        *                 *
Kenneth S. McCormick.....................................       ---          3,542        *                 *
Neil G. Russell..........................................    22,500         18,400        *                 *
Christopher T. Seaver....................................   207,500         64,600        1.2               2.4
Patrick T. Seaver........................................    55,275          5,583        *                 *
T. Don Stacy.............................................       ---         15,583        *                 *
Lew O. Ward..............................................       ---          8,183        *                 *

All directors and executive officers
   as a group/(12)/ (14 persons) ........................ 2,031,775        197,625        9.7              22.9

-------------
*    Less than 1%.

(1) Richard C. Seaver is Chairman of the Board of Hydril. Of these shares, Richard C. Seaver reports sole voting and dispositive power over 90,000 shares, which are held directly by Richard C. Seaver. Richard C. Seaver reports shared voting and dispositive power over 3,625,574 shares as follows: 1,567,500 shares held by Richard C. Seaver as sole trustee of the Richard C. Seaver Living Trust (the "Richard C. Seaver Trust"); 473,750 held by the Paragraph V Trust (see footnote 10); 1,466,424 shares held by the Endowment (see footnote 6); and 117,900 shares are held by Richard C. Seaver as one of three trustees of another trust of which Richard C. Seaver is not a beneficiary. Except for the 90,000 shares held directly by Richard C. Seaver and the 1,567,500 shares held by him as sole trustee of the Richard C. Seaver Trust, Richard C. Seaver disclaims beneficial ownership of these shares. Richard C. Seaver is the father of Christopher
      T. Seaver, President and Chief Executive Officer of Hydril, R. Carlton Seaver (see footnote 9) and Patrick T. Seaver, Vice Chairman of the Board of Hydril. Richard C. Seaver's business address is 444 South Flower Street, Suite 2300, Los Angeles, California 90071.
(2) The Seaver Institute is a non-profit corporation for scientific, educational, charitable and religious purposes, and reports sole voting and dispositive power over 486,715 shares and shared voting and dispositive power over 1,950,141 shares; the 1,950,141 share are held by The Seaver Institute as sole trustee under the Trust created under Paragraph VIII of the Will of Frank R. Seaver, Deceased (the "Paragraph VIII Trust"), the beneficiaries of which are various educational and religious institutions. The Board of Directors of The Seaver Institute is currently comprised of 12 individuals, including Richard C. Seaver, Christopher T. Seaver, and Richard A. Archer. Action by or on behalf of The Seaver Institute is taken by a vote of a majority of its directors, and thus the directors are not deemed to beneficially own these shares. The business address for each of The Seaver Institute and the Paragraph VIII Trust is 11611 San Vicente Blvd., Suite 545, Los Angeles, California 90049.
(3) Myron E. Harpole reports sole voting and dispositive power over the 19,000 shares of common stock. Myron E. Harpole shares voting and dispositive power over the 2,136,489 shares of class B common stock as follows:
      1,466,424 shares are held by him as one of three trustees of the Endowment (see footnote 6); 117,900 shares are held by him as one of three trustees of another trust of which he is not a beneficiary; and 552,165 shares are held by him as the sole trustee of four charitable trusts of which he is not a beneficiary. Mr. Harpole disclaims beneficial ownership of the shares of class B common stock set forth above. Mr. Harpole is one of 12 directors of The Seaver Institute (see footnote 2). Mr. Harpole's business address is 140 South Lake Avenue, Suite 274, Pasadena, California 91101.
(4) T. Rowe Price Associates, Inc. reports that it has sole voting power over 352,200 shares and sole dispositive power over 2,083,800 shares. T. Rowe Price Associates, Inc. disclaims beneficial ownership of the shares. The business address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.
(5) Capital Group International, Inc. ("CGI"), the parent holding company of a group of investment management companies, including Capital Guardian Trust Company ("CGT"), reports that CGI and CGT each has sole dispositive power over all of these shares, and that each of CGI and CGT has sole voting power over 1,288,540 of these shares. CGI and CGT disclaim beneficial ownership of all of these shares. The business address for each of CGI and CGT is 11100 Santa Monica Boulevard, Los Angeles, California 90025.
(6) The Blanche Ebert Seaver Endowment for Frank R. Seaver College (the "Endowment") reports that it holds shared voting and dispositive power over these shares. The sole beneficiary of the Endowment is the Frank R. Seaver College of Pepperdine University. Richard C. Seaver and Myron E. Harpole are two of the three trustees of the Endowment (see footnotes 1, 3 and 7). The business address for the Endowment is c/o Northern Trust Bank of California, N.A., 355 South Grand Avenue, Suite 2500, Los Angeles, California 90071.
(7) Northern Trust Bank of California, N.A. ("Northern Trust") reports that it has shared voting and dispositive power over these shares as one of three trustees of the Endowment (see footnote 6). Northern Trust disclaims beneficial ownership of all of these shares. Northern Trust's business address is 355 South Grand Avenue, Suite 2500, Los Angeles, California 90071.
(8) Bank of America, N.A. reports that it shares voting and dispositive power over these shares. Bank of America, N.A. holds 473,750 shares as one of three trustees under the Paragraph V Trust (see footnote 10) and holds 117,900 shares as one of three trustees of another trust of which it is not a beneficiary. Bank of America, N.A. disclaims beneficial ownership of all of these shares. The business address for Bank of America, N.A. is 2049 Century Park East, Suite 200, Los Angeles, California 90067.
(9) R. Carlton Seaver reports sole voting and dispositive power over 22,500 shares, and shared voting and dispositive power over 533,750 shares as follows: 10,500 shares are held directly by R. Carlton Seaver's wife; 49,500 shares are held directly by his children; and 473,750 shares are held by R. Carlton Seaver as one of three trustees of the Paragraph V Trust (see footnote 10). R. Carlton Seaver disclaims beneficial ownership of the 473,750 shares held by him as a trustee under the Paragraph V Trust. R. Carlton Seaver is the son of Richard C. Seaver and brother of Christopher T. Seaver and of Patrick T. Seaver. His business address is 444 South Flower Street, Suite 2300, Los Angeles, California 90071.
(10) The Trust under Paragraph V of the Will of Frank R. Seaver, Deceased (the "Paragraph V Trust") reports that it holds shared voting and dispositive power over these shares. The beneficiaries as to principal of this trust are the same educational and religious institutions that are the beneficiaries of the Paragraph VIII Trust (see footnote 2). The income beneficiaries of this trust include Richard C. Seaver, R. Carlton Seaver, Christopher T. Seaver and Patrick T. Seaver and members of their immediate families. Richard C. Seaver and R. Carlton Seaver are two of the three trustees of the Paragraph V Trust (see footnotes 1, 8, and 9). The business address of the Paragraph V Trust is c/o Bank of America, N.A., 2049 Century Park East, Suite 200, Los Angeles, California 90067.

(11) The amounts shown for other directors and executive officers include, in some cases, shares held by trusts of which the applicable director is a trustee, and shares held by members of the immediate family of the applicable director or officer. The amounts also include shares that a holder may acquire within 60 days of the record date upon exercise of stock options. The amounts of shares shown in the table above under Class B Common Stock # and Common Stock # include options to acquire shares of class B common stock and options to acquire shares of common stock, respectively, as follows: Charles E. Jones: 55,000 and 20,400; Michael C.
      Kearney: 10,000 and 17,200; Neil G. Russell: 22,500 and 13,400; and
      Christopher T. Seaver: 106,143 and 63,600. The amounts of shares shown in the table above under Common Stock # also include options to acquire shares of common stock as follows: Richard A. Archer: 5,583; Jerry S. Cox:
      5,583; Gordon B. Crary, Jr.: 5,583; Roger Goodan: 980; Gordon T. Hall:
      980; Kenneth S. McCormick: 2,642; Patrick T. Seaver: 5,583; T. Don Stacy:
      5,583; and Lew O. Ward: 5,583.
(12) The amounts shown for all directors and executive officers as a group do not include shares held by Richard C. Seaver as one of three trustees of three trusts as to which shares he disclaims beneficial ownership. The shares held by these three trusts are included in the amounts set forth for Richard C. Seaver under the caption "5% Stockholders" in the table (see footnote 1).

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Hydril's directors and executive officers, and persons who beneficially own more than 10% of a registered class of Hydril's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Hydril common stock. Officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulation to furnish Hydril with copies of all Section 16(a) forms they file.

         To Hydril's knowledge, based solely on review of the copies of such reports furnished to it and written representations that such reports accurately reflect all reportable transactions and holdings, during the year ended December 31, 2002, all Section 16(a) reports applicable to its officers, directors and greater than 10% beneficial owners were filed on a timely basis, except that, in the case of Myron E. Harpole, two transactions required to be reported on Form 4 were reported on Form 5.

                              ELECTION OF DIRECTORS

                             (Item 1 on Proxy Card)

         Hydril's current restated certificate of incorporation provides that the Board of Directors will consist of not less than five nor more than twelve directors. The current number of directors is eleven. The Board of Directors is divided into three classes, designated as Class I, Class II and Class III, with terms expiring in 2004, 2005 and 2003, respectively. The terms of office of the members of one class of directors expire each year in rotation so that the members of one class are elected at each annual meeting to serve full three-year terms, or until their successors are elected and qualified. Currently, Class I consists of three directors and Class II and Class III each consist of four directors.

         Unless you withhold authority to vote for directors in the proxy, your shares will be voted for the election of the three nominees listed below. The directors will be elected by a plurality of the votes cast in person or by proxy. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons the Board of Directors recommends.

         The Board of Directors recommends that you vote FOR election of each nominee listed below. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

         The terms of office for the four directors in Class III expire at this annual meeting. After 33 years of service to Hydril, one director in Class III, Gordon B. Crary, Jr., has announced that he intends to retire as of the annual meeting, and accordingly will not stand for election. The Board of Directors has selected the three nominees listed below for election as Class III directors. If elected, each director will serve until the annual meeting of stockholders in 2006 or until he is succeeded by another qualified director who has been elected. The terms of office of all other directors expire at the annual meeting in 2004 or 2005, as the case may be. The Board of Directors held seven meetings in 2002. During 2002, the Compensation Committee met three times. The Audit Committee met four times. All directors attended at least 75% of the meetings of the Board of Directors and the committees thereof of which they are members with the exception of Mr. Ward who attended 70% of such meetings. The following biographical information regarding the nominees for director and each current director is as of April 4, 2003.

Nominees for Class III Directors for a Three-Year Term to Expire in 2006

  ------------------------------------------------------------------------------
  [PHOTO]           Jerry S. Cox, age 52, became a director of Hydril in January
                    1999. Currently, Mr. Cox is Chairman and President of Cox &
                    Perkins Exploration, Inc., an independent exploration and
                    production company, positions he has held since founding Cox
                    & Perkins in 1976.

  ------------------------------------------------------------------------------
  [PHOTO]           Roger Goodan, age 57, became a director of Hydril in Marc
                    2002. Mr. Goodan served as Vice President of Schlumberger
                    Oilfield Services, a services and technology supplier to the international petroleum industry, until his retirement in
                    December 2001. Prior to joining Schlumberger Oilfield
                    Services, Mr. Goodan held various executive positions in
                    operations, engineering and finance for Schlumberger Limited from 1973 to 2001, and currently remains a consultant to
                    Schlumberger Limited. Currently, Mr. Goodan is also a
                    director of The Tribune Company.

  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------
  [PHOTO]           Patrick T. Seaver, age 53, became a director of Hydril in
                    1979 and in 2002 became Vice Chairman of the Board of
                    Directors. Since 1985, he has been a partner with the law
                    firm of Latham & Watkins.

  ------------------------------------------------------------------------------

Information on Directors Continuing in Office

Class I Directors with Terms Expiring 2004

  ------------------------------------------------------------------------------
  [PHOTO]           Kenneth S. McCormick, age 52, became a director of Hydril in
                    November 2000. Mr. McCormick has been engaged as an
                    independent investor and advisor since September 1999. From
                    March 1999 to September 1999, he served as Senior Executive
                    Vice President of Metro-Goldwyn-Mayer Inc., and was
                    responsible for strategic development. Prior to joining
                    Metro-Goldwyn-Mayer Inc., Mr. McCormick was a managing
                    director of J.P. Morgan & Co. from 1993 to March 1999 and
                    President of Kleinwort Benson Cross Financing, Inc. from
                    1984 to 1991.

  ------------------------------------------------------------------------------
  [PHOTO]           Christopher T. Seaver, age 54, is Hydril's President and
                    Chief Executive Officer and a director. He has served as
                    President since June 1993 and as Chief Executive Officer and as a director since February 1997. Mr. Seaver joined Hydril in 1985 and served as Executive Vice President in charge of
                    Hydril's premium connection and pressure control businesses from 1991 until May 1993. He is a director and the secretary of the Petroleum Equipment Suppliers Association and a
                    director of the National Ocean Industries Association. Prior to joining Hydril, Mr. Seaver was a corporate and securities attorney for Paul, Hastings, Janofsky & Walker, and was a
                    Foreign Service Officer in the U.S. Department of State,
                    with postings in Kinshasa, Republic of Congo and Bogota,
                    Colombia.

  ------------------------------------------------------------------------------
  [PHOTO]           Lew O. Ward, age 72, became a director of Hydril in March
                    1997. Since 1981, he has served as Chairman of the Board of
                    Ward Petroleum Corporation, an independent exploration and production company founded by Mr. Ward. From 1981 to 2001, he also served as Chief Executive Officer of Ward Petroleum.
                    Mr. Ward has 45 years of service with Ward Petroleum and its predecessors. He is past Chairman of the Independent
                    Petroleum Association of America and a recipient of its
                    "Roughneck of the Year" award.

  ------------------------------------------------------------------------------

Class II Directors with Terms Expiring 2005

  ------------------------------------------------------------------------------
  [PHOTO]           Richard A. Archer, age 75, became a director of Hydril in
                    1971. Mr. Archer has been primarily engaged as an
                    independent insurance consultant since December 1995. He
                    served as the Chairman of the Board of Directors of Jardine
                    Insurance Brokers, Inc. from 1987 to 1993, and served as
                    Deputy Chairman of Jardine Insurance Brokers, Inc. during
                    1995.

  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------
  [PHOTO]           Gordon T. Hall, age 44, became a director of Hydril in March
                    2002. Mr. Hall served in various positions at Credit Suisse
                    First Boston, an investment banking firm, including Managing
                    Director, Senior Oil Field Services Analyst, co-head of the global energy group and Houston equity branch manager from
                    1987 until his retirement in February 2002. Currently, he is also a director of Hanover Compressor Company.

  ------------------------------------------------------------------------------
  [PHOTO]           Richard C. Seaver, age 80, is Hydril's Chairman of the
                    Board, a position he has held since 1992. Mr. Seaver has
                    served as a director since 1964, as President from 1964 to
                    1986 and as Secretary and General Counsel from 1957 to 1964.

  ------------------------------------------------------------------------------
  [PHOTO]           T. Don Stacy, age 69, became a director of Hydril in May
                    2000. Mr. Stacy served as President and Chairman of the
                    Board of Amoco Eurasia Petroleum Co., an oil and gas
                    exploration and production company, from February 1994 until his retirement in August 1997. Mr. Stacy served as Chairman of Crestar Energy Ltd. from 1992 until 1996. Currently, he is also a director of EnCana Corporation and Agrium Inc.

  ------------------------------------------------------------------------------

Committees of the Board of Directors

          Hydril's Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a standing Nominating Committee.

          The Audit Committee consists of Messrs. McCormick (Chairman), Archer, Cox and Hall, each of whom has been determined to be independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee:

          . recommends to the Board the annual selection of independent auditors;
          . approves the plan and scope of the annual audit of Hydril's financial statements and any other services provided by independent auditors and the fees for the audit and those other services;
          . reviews Hydril's annual audited financial statements prior to publication and discusses the results of the audit with management and independent auditors; and
          . discusses with management and independent auditors the design, quality and adequacy of Hydril's internal controls.

          The Board of Directors adopted the current Hydril Company Audit Committee Charter in 2000, which was included as Appendix A to the proxy statement relating to the 2001 Annual Meeting.

          The Compensation Committee consists of Messrs. Stacy (Chairman), Archer, Crary, Goodan and Ward. The Compensation Committee:

          .    reviews and determines or recommends to the Board of Directors the compensation and benefits of Hydril's executive officers;
          .    establishes and reviews general policies relating to Hydril's compensation and benefits; and
          .    administers Hydril's stock plans.

Compensation Committee Interlocks and Insider Participation

          None of Hydril's executive officers has served as a member of a compensation committee or Board of Directors of any other entity which has an executive officer serving as a member of Hydril's Board of Directors.

Compensation of Directors

         As Chairman of the Board, Mr. Richard C. Seaver is regarded as an employee of Hydril and was paid $125,000 by Hydril in 2002. Directors who are employees of Hydril receive no additional compensation for serving on the Board of Directors. Hydril's nonemployee directors receive an annual fee of $25,000. Nonemployee directors who serve as chairman of a Board committee receive an additional $3,000 annually for serving in that capacity. Nonemployee directors also receive a fee of $1,000 per day for attendance at each Board of Directors' meeting and $1,000 per day for attendance at each committee meeting. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof and for other expenses incurred in their capacity as directors.

         The Hydril Company 2000 Incentive Plan provides for an automatic grant to each nonemployee director of a nonqualified stock option each year following the annual meeting of stockholders for the purchase of that number of shares of Hydril's common stock as is equal to $75,000 divided by the fair market value of a share of Hydril's common stock as of that date, at an exercise price per share equal to the fair market value as of that date. Accordingly, following the 2002 annual meeting of stockholders, each nonemployee director was awarded an option for 2,942 shares of common stock at an exercise price of $25.49 per share. Options granted to nonemployee directors under the Hydril Company 2000 Incentive Plan have a term of ten years, are fully vested upon the completion of one year of service as a nonemployee director and are exercisable in cumulative annual installments of one-third each, beginning on the first anniversary of the date of grant. The stock option agreements for all of the outstanding options awarded to nonemployee directors under the Hydril Company 2000 Incentive Plan provide that all such options become fully vested upon the termination of a director's status as a member of the Board in connection with a change in control, as determined by the Board.

                             AUDIT COMMITTEE REPORT

         Management is responsible for Hydril's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Hydril's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The responsibility of the Audit Committee of the Board of Directors is to review Hydril's financial reporting process on behalf of the Board of Directors.

         The Audit Committee has reviewed and discussed Hydril's audited consolidated financial statements as of and for the year ended December 31, 2002 with the management of Hydril. Management represented to the Audit Committee that Hydril's consolidated financial statements were prepared in accordance with generally accepted accounting principles. In addition, the Audit Committee has discussed with Hydril's independent auditors, Deloitte & Touche LLP, the matters required to be discussed pursuant to statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Deloitte & Touche LLP its independence.

         Based on the review, discussions, written disclosures and letter described in the immediately preceding paragraph, the Audit Committee recommended to Hydril's Board of Directors that the audited financial statements as of and for the year ended December 31, 2002 be included in Hydril's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                             THE AUDIT COMMITTEE

                                             Kenneth S. McCormick, Chairman
                                             Richard A. Archer
                                             Jerry S. Cox
                                             Gordon T. Hall

         Pursuant to SEC Rules, the foregoing Audit Committee Report is not deemed "filed" with the SEC and is not incorporated by reference into Hydril's Annual Report on Form 10-K.

                       COMPENSATION OF EXECUTIVE OFFICERS

         Set forth in this section is information regarding the compensation of Hydril's Chief Executive Officer and the other four most highly compensated executive officers of Hydril.

Summary Compensation Table

         The following table provides information about the compensation of Hydril's Chief Executive Officer and its other executive officers for services rendered in all capacities in 2000, 2001 and 2002.

                           Summary Compensation Table

                                                       Annual Compensation
                                               ------------------------------------          Shares
                                                                             Other         Underlying
Name and                                                                     Annual         Options         All Other
Principal Position                   Year      Salary          Bonus      Compensation   (Shares)/(1)/  Compensation/(2)/
------------------                   ----      ------          -----      ------------   -------------  -----------------
Christopher T. Seaver..............  2002     $310,008       $350,000          --            30,000        $54,358
President and Chief Executive        2001      275,180        320,000          --            96,000         33,894
  Officer                            2000      270,000        283,500          --            96,000          6,418


Charles E. Jones...................  2002      205,000        140,000          --            12,000         21,161
Vice President, Pressure             2001      191,942        133,000     $75,000/(3)/       30,000         16,941
  Control Segment                    2000      167,506        163,500      75,000/(3)/       30,000          4,112


Neil G. Russell....................  2002      225,500/(4)/   120,000          --            12,000         21,413
Vice President, Premium              2001      201,561/(4)/    85,500          --            30,000         11,002
  Connections Segment                2000      147,052/(4)/   117,515      26,856/(5)/       25,000            138


Michael C. Kearney.................  2002      183,504         81,430          --            11,000         23,648
Chief Financial Officer and Vice     2001      176,101         83,125          --            25,000         18,100
  President--Administration          2000      163,900        162,203          --            25,000          3,367

____________________

(1) The options granted are for the purchase of the number of shares of common stock set forth above.

(2)  All Other Compensation in 2002 consists of the following amounts paid by
     Hydril:

                                                   Contributions to     Life       Long-term    Contributions to
                                     Contributions   Retirement      insurance     disability     Restoration
                                      to 401(k)        Plan/(a)/      premiums      premiums        Plan/(b)/
                                     ------------- ----------------  ---------     ----------   ----------------
       Christopher T. Seaver .....      $5,500        $11,000           $754          $287           $36,817
       Charles E. Jones ..........       4,219          5,626            497           384            10,435
       Neil G. Russell ...........       2,683         11,914            497           287             6,032
       Michael C. Kearney ........       5,500         11,000            446           384             6,318

       (a) The contributions consist of contributions by Hydril under the retirement plan element of the Hydril Company Savings Plan. The retirement plan element was added in an amendment and restatement of the Savings Plan. In connection therewith, effective December 31, 2001, Hydril's defined benefit retirement plan, covering substantially all of its U.S. employees, was frozen.

       (b) Effective April 1, 2001, Hydril implemented the Hydril Company Restoration Plan, a nonqualified, unfunded, deferred compensation arrangement for a select group of management or highly compensated employees. Under the terms of the plan, participants can defer up to 15% of their regular base pay and 100% of bonuses that would otherwise be paid in cash. Amounts so deferred are included in the amounts set forth in the table above under "Salary" and "Bonus," as applicable. Additionally, the plan allows participants to retain the benefits to which they would have been entitled under the Hydril Company Savings Plan but for the federally mandated limits on these benefits or on the level of salary on which these benefits may be calculated. The amounts contributed to the plan by Hydril in order to restore such benefits are included under "All Other Compensation."

(3) $75,000 was paid to Mr. Jones in March of each of 2000 and 2001 pursuant to an agreement between Hydril and Mr. Jones to compensate him for the value of stock options granted by his prior employer which he forfeited upon leaving its employ.

(4) The amounts include a foreign service premium of $13,368 in 2000, $18,324 in 2001 and $20,500 in 2002.

(5) Other annual compensation for Mr. Russell for 2000 represents $6,000 estimated personal use value of company car and a housing allowance of $20,856. These amounts are related to Mr. Russell's foreign assignment.

Option Grants in 2002

         Effective May 21, 2002, options with an exercise price equal to the fair market value of the common stock on the date of grant were granted to the named executive officers as set forth in the following table. The options are exercisable for common stock and were granted under the Hydril Company 2000 Incentive Plan.

                              Option Grants in 2002

                                            Individual Grants/(1)/
                                  ---------------------------------------
                                  Number of Securities
                                       Underlying        Percent of Total    Exercise                   Grant Date
                                    Options Granted     Options Granted to    Price     Expiration     Present Value
Name                                    (shares)        Employees in 2002  (Per Share)     Date      (Per Share)/(2)/
----                              --------------------  ------------------ -----------  ----------   ----------------
Christopher T. Seaver...........         26,077                 12%            $ 25.49     5/12        $ 13.31
Christopher T. Seaver...........          3,923                  2%              28.04     5/12          12.67
Charles E. Jones ...............         12,000                  6%              25.49     5/12          13.31
Neil G. Russell ................         12,000                  6%              25.49     5/12          13.31
Michael C. Kearney..............         11,000                  5%              25.49     5/12          13.31

--------------
(1) The options granted to the executive officers vest ratably over five years beginning on May 21, 2003.

(2) The grant date present value per share of options granted was estimated as of the date of grant using the Black Scholes option-pricing model and the following assumptions: dividend yield--0%; expected volatility--50.18%; risk-free interest rate--3.18%; and expected life in years--6.25.

Option Exercises During 2002 and Option Values at December 31, 2002

         The following chart shows the shares acquired upon the exercise of options by the named executive officers during the year ended December 31, 2002 and the aggregate value realized. Options were exercised for the purchase of both common stock and class B common stock during 2002. In addition, the number of shares of common stock and class B common stock represented by outstanding stock options held by each of the named executive officers as of December 31, 2002, is set forth, as well as the value of any "in-the-money" options.

                          Option Exercises in 2002 and
                         December 31, 2002 Option Values

                                                             Number of Shares           Value of Unexercised In-the-
                              Shares                       Underlying Unexercised              Money Options at
                             Acquired                   Options at December 31, 2002        December 31, 2002/(2)/
                                on         Value        ----------------------------   ------------------------------
Name                         Exercise   Realized/(1)/   Exercisable    Unexercisable    Exercisable    Unexercisable
                           ------------ -------------   -----------    -------------   -------------  ---------------
Christopher T. Seaver....    70,000        $1,333,959       108,742          231,901      $1,298,498       $1,958,337
Charles E. Jones ........    35,000           792,110        43,000           84,000         585,903          798,891
Neil G. Russell .........    27,600           551,014        11,000           73,500          58,620          634,793
Michael C. Kearney ......    25,500           598,121        15,000           71,500          81,175          675,368
------------------

(1) In the case of shares of class B common stock received upon exercise and immediately converted into shares of common stock and sold, the amount set forth as the Value Realized represents the difference between the exercise price for the shares of class B common stock that were received following exercise and the sales price for the shares of common stock received upon conversion of such shares of class B common stock. In the case of shares of class B common stock that were not so immediately converted and sold, and were instead held following exercise, the Value Realized represents the difference between the exercise price per share of class B common stock and the closing price of a share of common stock. The class B common stock is not publicly traded; accordingly prices for the common stock were used to determine Value Realized.

(2) The value of each unexercised in-the-money stock option (whether for the purchase of shares of common stock or shares of class B common stock) is calculated as the difference between the closing price of the common stock on December 31, 2002 of $23.57 and the exercise price of the option.

Defined Benefit Pension Benefits

         Hydril Company Retirement Plan. The Hydril Company Retirement Plan, a defined benefit plan, was frozen effective December 31, 2001, in connection with Hydril's amendment and restatement of the Hydril Company Savings Plan to provide for a defined contribution retirement plan. No additional benefits will accrue under the Hydril Company Retirement Plan. On a single life annuity basis, the monthly retirement benefits, net of the social security offset, for the named executive officers participating in the Hydril Company Retirement Plan will be:
Mr. Seaver, $3,229.44; Mr. Jones, $2,456.95; and Mr. Kearney, $674.17. In order to vest in his benefit, Mr. Kearney must remain employed until August 12, 2003. As a result of his prior foreign posting, Mr. Russell participates instead in the Hydril U.K. Pension Plan.

         Hydril U.K. Pension Plan. The following table shows estimated annual pension benefits payable to Mr. Russell upon retirement at age 66 based on credited service as of January 1, 2003, under the provisions of the Hydril U.K. Pension Plan. This plan, a defined benefit plan, was not affected by the adoption of the Hydril defined contribution retirement plan, which does not apply to non-U.S. employees. Mr. Russell continues to participate and accrue benefits under the Hydril U.K. Pension Plan.

                               Pension Plan Table

                                              Approximate Annual Benefits for Years of Service Indicated:
Final Average                            -------------------------------------------------------------------
Annual Compensation                      15 Years       20 Years       25 Years       30 Years      35 Years
-------------------                      --------       --------       --------       --------      --------
 $100,000............................     $25,000        $33,333        $41,667       $ 50,000      $ 58,333
 $125,000............................      31,250         41,667         52,083         62,500        72,917
 $150,000............................      37,500         50,000         62,500         75,000        87,500
 $175,000............................      43,750         58,333         72,917         87,500       102,083
 $200,000............................      50,000         66,667         83,333        100,000       116,667
 $225,000............................      56,250         75,000         93,750        112,500       131,250

Final average annual compensation means the average annual base salary for the highest 36 months out of the final 120 months of employment. The amounts shown in the table above are determined on a single life annuity basis. For purposes of the plan, Mr. Russell had 19 credited years of service as of December 31, 2002. In connection with amendments to the plan in 1992, in addition to actual future service, Mr. Russell will be credited with 2 years and 9 months of service, pro-rated over his service from December 31, 2002 until retirement, assuming normal retirement age. The benefits shown are not subject to offset for social security or comparable programs in the United Kingdom.

Change in Control Arrangements

           Hydril has entered into change in control agreements with each of Christopher T. Seaver, Charles E. Jones, Neil G. Russell and Michael C. Kearney. Any differences between the terms of Mr. Seaver's change in control agreement and those of Mr. Jones, Mr. Russell and Mr. Kearney are noted below. These agreements are in effect through the earlier of December 31, 2004 and the end of the calendar month in which the applicable named executive officer's 65th birthday occurs. Under the agreements, as amended, if prior to such expiration of the agreement, the executive's employment is terminated by Hydril without cause or by him for good reason after a change of control has occurred, he is entitled to:

     . payment of his full base salary through the date of termination at the rate in effect when notice of termination is given, plus all other amounts to which he is entitled under any compensation plan when such payments are due;

     . payment of a lump sum equal to the sum of 200% of his annual salary as in effect as of his termination date or immediately prior to the change in control, whichever is greater, plus 200% of his prior three year's average annual bonuses; Mr. Seaver is entitled to payment of a lump sum equal to the sum of 290% of his annual salary as in effect as of his termination date or immediately prior to the change in control, whichever is greater, plus 290% of his prior three years' average annual bonuses;

     . payment of all legal fees and expenses incurred by him as a result of his termination, including fees and expenses incurred in contesting termination or in seeking to enforce any right or benefit provided by the agreement; and

     . provisions of life, disability, accident and group health insurance benefits, for two years after his termination, substantially similar to those that he was receiving immediately prior to his termination; Mr. Seaver is entitled to provisions of life, disability, accident and group health insurance benefits, for 35 months after his termination, substantially similar to those that he was receiving immediately prior to his termination.

           For two years after a termination of employment that entitles the executive to the above benefits, the terminated officer shall not, directly or indirectly, disclose to others or use any of Hydril's confidential information nor solicit, recruit or hire any of its employees.

           The stock option agreements for all of the outstanding options awarded to employees under the Hydril Company 2000 Incentive Plan provide that all such options become fully exercisable upon a change in control, as defined in the agreements. Outstanding stock options under the Hydril Company 1999 Stock Option Plan have all vested in accordance with their terms under the stock option agreements.

Employment Agreement

           In October 2002, Hydril entered into an employment agreement with Neil G. Russell. The employment agreement provides that Mr. Russell's employment is at will and that the agreement shall not be construed as a contract of employment. The agreement sets forth the compensation he will receive to the extent he remains employed during the term of the agreement. Under the agreement, through January 31, 2005 or such lesser time as Mr. Russell is employed, he will receive a base salary of at least $17,083 per month (and is eligible for annual increases in base salary), a foreign service premium equal to 10% of his base salary (part of which is used to pay amounts required under the U.K. Pension Plan and his United Kingdom social taxes), use of a company vehicle, tax preparation assistance for the years 2002 and 2003 and other benefits related to foreign service. If Mr. Russell remains employed with Hydril through January 31, 2004 or if he is terminated prior thereto as a result of a layoff or change of control, the supplemental service awarded to Mr. Russell under a prior amendment to the U.K. Pension Plan will become immediately vested. Mr. Russell also is entitled under the agreement to receive relocation assistance at the conclusion of his foreign service.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table provides certain information with respect to all of Hydril's equity compensation plans in effect as of December 31, 2002.


                                                      (a)                  (b)                       (c)
                                                                                            Number of securities
                                                                                           remaining available for
                                                                                            future issuance under
                                           Number of securities to   Weighted average        equity compensation
                                           be issued upon exercise   exercise price of        plans (excluding
                                           of outstanding options,  outstanding options,   securities reflected in
Plan Category                                warrants and rights    warrants and rights           column (a))
----------------------------------------   -----------------------  -------------------   ------------------------
                                                       Class B                 Class B                   Class B
                                            Common     Common       Common     Common      Common        Common
                                            Stock      Stock        Stock       Stock      Stock          Stock
                                            ------     ------       ------     -------     ------        -------
Equity compensation plans approved by
security holders(1)....................    1,175,009    251,643      $19.73      $4.36       912,313(2)     None

Equity compensation plans not approved
by security holders....................         None       None        None       None          None        None

Total .................................    1,175,009    251,643      $19.73      $4.36       912,313        None
----------------

(1) The shares of common stock set forth above relate to the Hydril Company 2000 Incentive Plan and the Hydril Company Employee Stock Purchase Plan. The shares of class B common stock set forth above relate to the Hydril Company 1999 Stock Option Plan, which has been amended to provide that no further awards may be made thereunder. Each share of class B common stock is convertible into one share of common stock at the option of the holder.

(2) The amount shown represents (i) 733,592 shares of common stock available for grant pursuant to awards of stock, as well as stock options or stock appreciation rights, under the Hydril Company 2000 Incentive Plan and (ii) 178,721 shares of common stock available for use under the Hydril Company Employee Stock Purchase Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Registration Rights Agreement

         Hydril entered into a registration rights agreement in connection with its public offering in October 2000 with, among others, The Seaver Institute, the Trust under Paragraph VIII of the Will of Frank R. Seaver, Deceased, the Trust under Paragraph V of the Will of Frank Seaver, Deceased, the Blanche Ebert Seaver Endowment for Frank R. Seaver College, and Richard C. Seaver Living Trust. The registration rights terminate 210 days after September 26, 2005.

         Demand Registrations. The stockholders party to the registration rights agreement can demand that Hydril file a registration statement for the purpose of selling their common stock in an underwritten offering. Hydril is not required to file more than one demand registration statement in any 12 month period or file more than three demand registration statements in total prior to the termination of the agreement (one of which occurred in 2001). Hydril is not required to file a demand registration statement unless the shares to be registered have a value of at least $50 million.

         Shelf Registrations. Each stockholder party to the registration rights agreement can request the registration of their shares for the nonunderwritten offering and sale on a delayed or continuous basis on two occasions. Hydril is not required to file a shelf registration statement unless the shares to be registered have a value of at least $15 million. Hydril is not required to effect a shelf registration within 90 days of the effective date of a piggyback or demand registration statement filed under the registration rights agreement and is not required to keep a shelf registration statement effective for more than 90 days. The shelf registration rights are available only if Hydril is eligible to use a Form S-3 registration statement.

         Piggyback Registrations. The stockholders party to the registration rights agreement also have piggyback registration rights if Hydril proposes to file a registration statement with respect to an underwritten offering of common stock for cash for its own account. This means that, upon the request of these stockholders, Hydril must register their shares under its registration statement.

         General. The registration rights agreement provides that, in the case of demand and piggyback registrations, the number of shares of common stock that must be registered on behalf of stockholders is subject to limitation if the managing underwriter determines that market conditions require such a limitation. In the case of each of the demand and shelf registration provisions, Hydril may delay the filing or effectiveness of the registration statement one time in any twelve-month period for 90 days if in the good faith judgment of the Board of Directors such filing or effectiveness would be detrimental to Hydril and its stockholders. If Hydril has fixed plans to file a registration statement within 90 days of a request for demand or shelf registration, Hydril may delay initiating such demand or shelf registration until 90 days after the effectiveness of its planned registration statement. In the case of shares registered under a shelf registration statement, if Hydril determines that the distribution of such shares would interfere with any pending financing, acquisition, corporate reorganization or any other corporate development involving Hydril or its subsidiaries or would require premature disclosure of such transaction, Hydril may require the suspension of sales of such shares under the registration statement for a reasonable period of time not to exceed 60 days. The stockholders party to the registration rights agreement may not demand the registration of more than 50% of their shares under a demand or shelf registration statement prior to the first anniversary of the expiration of the 210 day lock-up.

         The registration rights agreement sets forth customary registration procedures. Under the registration rights agreement, Hydril is required to pay all expenses incident to its performance or compliance with the registration rights agreement, including all registration, listing and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, fees and expenses of its counsel and public accountants, fees and disbursements of one counsel for the selling holders, but excluding underwriting commissions and discounts with respect to shares of common stock sold by stockholders. The registration rights agreement contains customary indemnification and contribution provisions by Hydril for the benefit of the selling stockholders and any underwriters. Each selling stockholder has agreed to indemnify Hydril and any underwriter solely with respect to information provided by the stockholder, with such indemnification being limited to the net proceeds from the offering received by the stockholder.

Other

         Patrick T. Seaver is a partner in Latham & Watkins, a law firm based in Los Angeles, California, that represents Hydril from time to time in connection with various matters.

                          COMPENSATION COMMITTEE REPORT

         Compensation Philosophy. Hydril's executive compensation program is designed to attract, motivate and retain the executive talent that Hydril needs in order to maximize its return to stockholders. To this end, Hydril's executive compensation program provides appropriate compensation levels and incentive pay that varies based on corporate, business segment and individual performance.

         Base salary, annual incentives (in the form of cash bonuses), and long-term equity-based incentives, are the primary elements of compensation provided to Hydril's executives. Variable performance-based incentive pay is emphasized because the primary compensation program objective is to reward executives for maximizing long-term returns to stockholders.

     For 2002 the Board of Directors determined the salary of the Chief Executive Officer. The Compensation Committee determined the salaries and bonuses of all other executive officers and the bonus of the Chief Executive Officer. Grants of stock options under Hydril's incentive plans, other than formula grants to non-employee directors provided for in the Hydril Company 2000 Incentive Plan, are made by the Compensation Committee.

     Base Salary. Base salaries of executive officers are designed to generally be competitive with executive salary levels at comparable organizations. Comparable salary information and information provided by third party experts are factors considered in determining the base pay for Hydril's executive officers. Base salary levels are also based on each individual executive's performance over time, experience, potential future contribution, role and responsibilities. Consequently, executives with higher levels of sustained performance over time and/or executives assuming greater responsibilities are paid correspondingly higher salaries. Individual performance assessment is subjective and no specific performance formula or weighting of these or other factors is used in determining base salary levels.

     Base salaries of executive officers for 2002, excluding that of the CEO, were reviewed by the Compensation Committee in November of 2001. The Compensation Committee considered the recommendations of the CEO, which were based on a review of comparable salary information and the other individual factors noted above. On the basis of those recommendations, effective November 15, 2001, the Compensation Committee increased base salaries for executive officers, excluding that of the CEO, on average 8.8%. Base salaries for 2003 were reviewed in March 2003 and increases were made effective January 1, 2003. Executive salaries will be reviewed periodically by the Compensation Committee based on a variety of factors, including individual performance and general levels of market salary increases.

     In November 2001, Mr. Seaver's base salary as CEO of Hydril was increased from $270,000 to $310,008 based on a review of market salaries for comparable companies and on the performance indicators described above as determined by the Board of Directors. Mr. Seaver's base salary for 2003 was reviewed in March 2003 by the Compensation Committee and an increase was approved beginning effective January 1, 2003.

     Annual Cash Incentive Compensation. Annual incentive compensation takes the form of bonuses paid in cash. Bonus opportunities are expressed as a percent of base salary and are designed to generally be competitive with executive bonus levels at comparable companies. The amount that an executive may earn is directly dependent on the individual's position, responsibility and ability to impact Hydril's operating and financial success. For executive officers other than the CEO, bonus amounts for 2002 were determined by the level of achievement in three areas: (a) Hydril's consolidated operating income, (b) operating income of the officer's business segment and (c) individual strategic objectives. For 2002, bonuses could range from 25% to 75% of base salary depending upon the level of achievement in relation to a range of targets in each of the three areas. If the primary target objective was attained in each of the three areas, the bonus payable would be equal to 50% of base salary. For 2002, Hydril's primary consolidated operating income target was achieved and the minimum targets for operating income for each segment were attained or exceeded. In addition, the minimum individual strategic objective targets for 2002 were attained or exceeded by each executive officer. As a result of the level of achievement in these three areas, executives, other than the CEO, received bonuses ranging from 44.4% to 68.3% of their 2002 base salaries.

     For 2002, the CEO's bonus was determined by the level of achievement in two areas: (a) Hydril's consolidated net income, and (b) strategic objectives attained by Hydril. If target objectives were attained in both areas, the bonus payable would be equal to 75% of base salary. For achievement in excess of target, the bonus payable could range up to 113% of base salary depending upon the level of achievement in excess of the target in the two areas. As a result of the level of achievement in both areas, Mr. Seaver received a bonus of 112.9% of base salary for 2002.

     Long-term Equity-based Compensation. Prior to Hydril's initial public offering, stockholders approved the Hydril Company 2000 Incentive Plan. Stock options granted under the incentive plan are the primary long-term incentive awards to be used by Hydril. The purposes of the incentive plan are to advance Hydril's interests and the interests of its stockholders by providing a means to attract, retain, and reward eligible employees and directors. In addition, the plan enables eligible employees and directors to acquire or increase a proprietary interest in Hydril, thereby promoting a closer identity of interests between such persons and Hydril's stockholders. Relevant factors in the determination of grants of options include data regarding stock option grants at comparable companies and recommendations of the CEO and his management team. Stock options granted in 2002 to executive officers vest ratably over five years beginning on the first anniversary of the date of grant. The exercise price of the stock options was equal to at least the fair market value of the common stock on the date of the grant; accordingly, executives receiving stock options are rewarded only if the market price of the common stock appreciates.

     In May 2002, Hydril granted options to purchase 30,000 shares of common stock to the CEO and options to purchase an aggregate of 35,000 shares of common stock to the other executive officers. The numbers of shares subject to options granted to executive officers were determined based on the executive's performance over time, experience, role and responsibilities.

     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to a company's chief executive officer and each of its other four most highly compensated executive officers. All options granted under Company's Incentive Plan in 2002 will qualify for an exemption from the application of Section 162(m) of the Code, thereby preserving the deductibility for federal income tax purposes of compensation that may be attributable to the exercise of such options. In the future, the Compensation Committee will seek to qualify compensation for deductibility in instances where it believes that to be in the best interests of the Company but retains the discretion to authorize the payment of nondeductible amounts.

     This report is furnished by the Compensation Committee of the Board of Directors.

                                     T. Don Stacy (Chairman)
                                     Gordon B. Crary, Jr.
                                     Richard A. Archer
                                     Lew O. Ward
                                     Roger Goodan

                             STOCK PERFORMANCE GRAPH

     The following performance graph compares the cumulative stockholder return on the common stock to the cumulative total return of the Philadelphia Oil Service Sector Index ("OSX") and the Standard & Poor's 500 Stock Index ("S&P 500"). The graph assumes that the value of the investment in the common stock and each index was $100.00 at the initial point of each graph and that all dividends were reinvested. The reported closing prices for September 27, 2000 and the last trading day of each subsequent calendar quarter are utilized for purposes of determining the cumulative total returns.

                            Cumulative Total Returns

                     September 27, 2000 to December 31, 2002
                       Assumes Initial Investment of $100

                                [GRAPH]

--------------------------------------------------------------------------------------------------
             9/27/00   12/00    3/01     6/01    9/01   12/01     3/02     6/02    9/02    12/02
--------------------------------------------------------------------------------------------------
Hydril       $100.00  $86.20  $112.27  $111.76  $68.37  $86.53  $119.61  $131.53  $122.11 $115.68
--------------------------------------------------------------------------------------------------
OSX           100.00   95.33    87.59    75.97   49.98   66.57    78.24    70.02    58.30   66.23
--------------------------------------------------------------------------------------------------
S&P 500       100.00   92.55    81.34    85.83   72.97   80.48    80.43    69.38    57.15   61.67
--------------------------------------------------------------------------------------------------

     The initial point of the graph is September 27, 2000, the first date that Hydril's common stock was listed for quotation on the Nasdaq National Market, on which date the reported closing price per share of Hydril common stock, the amount used for purposes of the table above, was $20.38. The price to the public of the shares of common stock sold in Hydril's initial public offering, commenced on September 27, 2000, was $17.00 per share. The reported closing price per share of Hydril's common stock on December 31, 2002 (the last trading day of the year 2002) was $23.57, an increase of 38.6% over the initial public offering price.

     Pursuant to SEC Rules, the foregoing Compensation Committee Report and Stock Performance Graph are not deemed "filed" with the SEC and are not incorporated by reference into Hydril's Annual Report on Form 10-K.

           RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

                             (Item 2 on Proxy Card)

     The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of Deloitte & Touche LLP as independent public accountants to conduct an audit of Hydril's financial statements for the year 2003 and to render other services as required of them. This firm or one of its predecessors has acted as independent public accountants to Hydril for over 25 years. Representatives of Deloitte & Touche LLP will attend the annual meeting, will be available to respond to questions by stockholders and will have an opportunity to make a statement regarding Hydril's financial statements if they desire to do so.

     In accordance with Hydril's By-laws, approval of the appointment of independent public accountants will require the affirmative vote of holders of the majority of votes cast on this matter in person or by proxy. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

     The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent public accountants. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Fees Paid to Deloitte & Touche LLP

     For the years ended December 31, 2001 and 2002, Deloitte & Touche LLP billed Hydril as set forth in the table below.

                                                                           All
     Year        Audit Fees     Audit-Related Fees/(1)/  Tax Fees/(2)/  Other Fees
     ----        ----------     -----------------------  -------------  ----------
     2002 .....   $497,000               $31,060            $123,810          0
     2001 .....    498,690/(3)/           48,854             279,167          0

______
(1)  The amounts represent fees for employee benefit plan audits.

(2) The amounts represent fees for various tax services including tax consulting and tax advice.

(3) Included in this amount is $73,570 for review of a registration statement and preparation of a comfort letter for a secondary offering of Hydril common stock.

Independence of Accountant

     The Audit Committee has considered whether the provision of the non-audit services by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP's independence. In connection with such consideration, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and Deloitte & Touche LLP.

                             ADDITIONAL INFORMATION

Inclusion of Stockholder Proposals in Company Proxy Materials for the 2004 Annual Meeting

     In order to be included in Hydril's proxy materials for the 2004 annual meeting, Hydril must receive eligible proposals of stockholders intended to be presented at the annual meeting on or before December 26, 2003, directed to the Secretary of Hydril at the address indicated on the first page of this proxy statement. Stockholder proposals must be otherwise eligible for inclusion.

Advance Notice Required for Stockholder Nominations and Proposals

     Hydril's By-laws require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. In order to be presented at the 2004 annual meeting, the By-laws require that written notice of director nominations by stockholders and any other proposal to be brought before the meeting by a stockholder be received by Hydril's Secretary at its principal executive offices not less than 120 days prior to the scheduled annual meeting date, regardless of any postponements, deferrals or adjournments of such annual meeting to a later date; provided, however, that if the scheduled annual meeting date differs from the annual meeting date of the 2003 annual meeting of stockholders of Hydril by greater than 10 days, and if less than 100 days' prior notice or public disclosure of the scheduled meeting date is given or made, notice by such stockholder, to be timely, must be received not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of Hydril or the day on which such public disclosure was made.

     In the case of nominations of director candidates, the written notice must set forth, for each person whom the stockholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of each class or series of capital stock of Hydril beneficially owned by such person on the date of such notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors of Hydril, or that is otherwise required pursuant to Regulation 14A under the Securities Exchange Act (including, without limitation, the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a director of Hydril if elected). In the case of proposals other than director nominations, the By-laws require that any such stockholder's notice to the Secretary of Hydril shall set forth as to each matter such stockholder proposes to bring before the annual meeting (1) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and (2) any material interest of such stockholder in such proposal. In the case of either a director nomination or a proposal, the notice must also include (i) the name and address, as they appear on Hydril's books, of the stockholder giving the notice and any other stockholders of Hydril known by such stockholder to be in favor of such person being nominated or such proposal, as applicable, and (ii) the number of shares of each class or series of capital stock of Hydril beneficially owned by the stockholder giving the notice. A person shall be the "beneficial owner" of any shares of any class or series of capital stock of Hydril of which such person would be the beneficial owner pursuant to the terms of Rule 13d-3 of the Exchange Act as in effect on June 20, 2000.

     A copy of the By-laws of Hydril setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained from Hydril's Secretary at the address indicated on the first page of this proxy statement. A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require Hydril to include the proposed nominee or proposal in Hydril's proxy solicitation material.

     In order for director nominations and stockholder proposals to have been properly submitted for presentation at the 2003 annual meeting, notice must have been received by the Secretary of Hydril on or before January 20, 2003. Hydril received no such notice, and no stockholder director nominations or proposals will be presented at the annual meeting.

Annual Report on Form 10-K

     Hydril will provide to each stockholder, without charge and upon written request, a copy of its Annual Report on Form 10-K, including the financial statements, schedules and a list of exhibits. Any such written requests should be directed to Hydril Shareholder Relations at the address indicated on the first page of this proxy statement.

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                 HYDRIL COMPANY

     The undersigned hereby appoints Michael C. Kearney, Chris D. North and Andrew W. Ricks, and each of them, with power to act without the others, and with power of substitution, as proxies and attorneys-in-fact of the undersigned and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hydril Company Common Stock and Hydril Company Class B Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 20, 2003 or any adjournment thereof, on the matters set forth on the reverse side and in their discretion, to vote upon such other business as may properly come before such Meeting, with all powers which the undersigned would possess if present at such Meeting.

       (Continued and to be marked, dated and signed, on the other side)
--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL PROPOSALS.       Please      [_]
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.                                                    Mark Here
                                                                                                                for Address
                                                                                                                Change or
                                                                                                                Comments
                                                                                                                SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.                                                   FOR   AGAINST  ABSTAIN
                                                                    Item 2. Ratification of the appointment   [_]     [_]     [_]
Item 1. Election of Directors:                  WITHHOLD AUTHORITY          of Deloitte & Touche LLP as the
                                   FOR             to vote for              Company's independent public
                                 all nominees     all nominees              accountants for the year ending
        Nominees:                                                           December 31, 2003.
        01 Jerry S. Cox,            [_]               [_]
        02 Roger Goodan, and
        03 Patrick T. Seaver

Authority withheld to vote for the nominees you list below:                                                                    WILL
(Write that nominee's name in the space provided below.)                                                                      ATTEND
                                                                                   If you plan to attend the Annual Meeting,   [  ]
--------------------------------------------------                                           please mark the WILL ATTEND box


Signature                                      Signature                                      Date
         -------------------------------------          -------------------------------------     ------------------

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

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